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                                                                    EXHIBIT 23.5



                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement on Form S-4 of Aviation Group, Inc. [the "Registration Statement"] of our audit report dated April 21, 1999 with respect to the consolidated financial statements of travelbyus.com, ltd. [formerly LatinGold Inc.] and to the reference to our firm under the heading "Experts" included in the Registration Statement on Form S-4 [No. 333-40352] of Aviation Group, Inc..



                                                        /s/  Ernst & Young LLP
January 12, 2001                                        Ernst & Young LLP
Toronto, Canada                                         Chartered Accountants